Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

AND LOAN PARTIES’ CONSENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND LOAN PARTIES’ CONSENT (the “First Amendment”) is entered into effective the 7th day of September 2018, by and among PAYCOM PAYROLL, LLC (the “Borrower”), PAYCOM SOFTWARE, INC., WCAS PAYCOM HOLDINGS, INC., WCAS CP IV BLOCKER, INC., PAYCOM BENEFITS, LLC, and PAYCOM PAYROLL HOLDINGS, LLC (collectively, the “Loan Parties”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Sole Bookrunner, Sole Lead Arranger and Lender (the “Administrative Agent”), BANK OF AMERICA, N.A. and KIRKPATRICK BANK (each, a “Lender” and collectively with the Administrative Agent, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lenders have entered into a certain Term Credit Agreement dated effective December 7, 2017 (the “Credit Agreement”); and

WHEREAS, the Borrower, the Loan Parties and the Lenders desire to amend the terms of the Credit Agreement by the terms of this First Amendment;

NOW THEREFORE, in consideration of the recitals, Ten Dollars ($10.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1.    Defined Terms. Except as otherwise defined herein, all terms defined in the Credit Agreement will have the same meaning herein.

2.    Amendments. The Credit Agreement is hereby amended as follows:

2.1.

The “Term Loan Draw Expiration Date” is hereby extended to March 7, 2019. Accordingly, the definition of the term “Term Loan Draw Expiration Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirely as follows:

“ “Term Loan Draw Expiration Date” means March 7, 2019.”

2.2.	Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.10	Repayment and Amortization of Loans; Evidence of Debt.

(a)

The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders in accordance with their respective Applicable Percentages (i) principal installments on the last day of each fiscal quarter, beginning on September 30,

2018, with each scheduled installment being an amount equal to 0.0125 multiplied by the aggregate principal amount of all Term Loans outstanding on September 30, 2018; (ii) principal installments on the last day of each fiscal quarter, beginning on March 31, 2019 with each such scheduled installment being an amount equal to 0.0125 multiplied by the aggregate principal amount advanced to the Borrower under the Term Loans at any time after September 30, 2018 but on or before the Term Loan Draw Expiration Date; and (iii) the unpaid principal amount of all Term loans on the Term Loan Maturity Date (which the Borrower acknowledges will be a balloon payment).”

3.    Release. Except for Lenders’ obligations under the Credit Agreement as amended by this First Amendment and the Loan Documents, the Borrower and the Loan Parties hereby, jointly and severally, release, acquit and forever discharge the Lenders and the Lenders’ subsidiaries, affiliates, officers, directors, shareholders, agents, employees, attorneys and representatives, as well as the respective heirs, personal representatives, successors and assigns of any and all of them (hereafter collectively referred to as the “Released Lender Parties”) from any and all claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets against indebtedness and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including without implied limitation, such claims and defenses as fraud, mistake, duress and usury, which the Borrower or any of the Loan Parties ever had, now have or might hereafter have against the Released Lender Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring on or before the date of this First Amendment, whether or not related in whole or in part, directly or indirectly to any of the Loan Documents. In addition, the Borrower and the Loan Parties hereby, jointly and severally, agree not to commence, join in, prosecute or participate in any suit or other proceeding in a position which is adverse to any of the Released Lender Parties arising directly or indirectly from any of the foregoing matters.

4.    No Defenses. Borrower and Loan Parties jointly and severally acknowledge and agree that Borrower and Loan Parties do not have any defense, offset, counterclaim or right of recoupment with respect to (i) payment or performance of Borrower’s Obligations owing to the Lenders; or (ii) any of the Loan Parties’ unconditional obligations to pay the Obligations under the terms of their Loan Guaranty. Borrower and Loan Parties acknowledge and agree that this First Amendment shall not establish a course of dealing or be construed as evidence of any willingness or commitment on the part of Lenders to agree to other or future amendments to the Credit Agreement, as amended by this First Amendment, or to any renewals or modifications of any of the Loan Documents.

5.    Loan Parties’ Consent; Ratification. The Loan Parties hereby jointly and severally consent to the modifications made to the Credit Agreement by the terms of this First Amendment. The Loan Parties hereby jointly and severally ratify, confirm, and agree to be bound by all of the terms and conditions contained in the Credit Agreement, as amended by the terms of this First Amendment. The Loan Parties hereby ratify, confirm and agree to be bound by all of their obligations under their Loan Guaranty, the terms of which will all remain in full force and effect, and the Loan Parties agree that their obligations thereunder will not be reduced by virtue of any capital contributions previously made or to be made in the future to the Borrower.

6.    Conditions to First Amendment. The Lenders will have no obligation to accept or execute this First Amendment until all of the following conditions precedent have been completely satisfied as determined by Administrative Agent in Administrative Agent’s sole discretion:

6.1	The Borrower and all of the Loan Parties shall have executed and delivered to Lenders a counterpart of this First Amendment.

6.2	The Lenders shall have approved the terms of this First Amendment.

7.    Counterparts. This First Amendment may be executed in two (2) or more counterparts, each of which will constitute an original instrument, but all of which taken together will be one agreement.

8.    Entire Agreement. This First Amendment supersedes and replaces all prior oral and written negotiations and agreements related to the subject matter hereof.

9.    Full Force and Effect. Except to the extent amended by this First Amendment, the Credit Agreement and all of the Loan Documents, and the liens created thereby, will all remain in full force and effect, unabated and uninterrupted, and are all hereby ratified and approved.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the day and year first above written.

PAYCOM PAYROLL, LLC

By:	/s/ Craig Boelte
Craig Boelte, Chief Financial Officer

(the “Borrower”)

PAYCOM SOFTWARE, INC.

By:	/s/ Craig Boelte
Craig Boelte, Chief Financial Officer

WCAS PAYCOM HOLDINGS, INC.

By:	/s/ Craig Boelte
Craig Boelte, Chief Financial Officer

WCAS CP IV BLOCKER, INC.

By:	/s/ Craig Boelte
Craig Boelte, Chief Financial Officer

PAYCOM BENEFITS, LLC

By:	/s/ Craig Boelte
Craig Boelte, Chief Financial Officer

PAYCOM PAYROLL HOLDINGS, LLC

By:	/s/ Craig Boelte
Craig Boelte, Chief Financial Officer

(the “Loan Parties”)

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent

By:	/s/ David Jackson
David Jackson, Executive Director

(“Administrative Agent” and “Lender”)

BANK OF AMERICA, N.A.

By:	/s/ Lisa M Chrzanowski
Name:	Lisa M Chrzanowski
Title:	SVP

KIRKPATRICK BANK

By:	/s/ George Drew
Name:	George Drew
Title:	President & CEO

(the “Lenders”)